CERTIFICATE OF DESIGNATION OF

                            SERIES D PREFERRED STOCK

                                       AND

                            SERIES E PREFERRED STOCK

                                       OF

                        DIMENSIONAL VISIONS INCORPORATED


                                       A.

                                  CERTIFICATION

     John D. McPhilimy and Roy Pringle certify that they are President and Secretary, respectively, of Dimensional Visions Incorporated, a Delaware corporation (the "Corporation"), and that, pursuant to the Corporation's Articles of Incorporation, as amended, and Delaware General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on August 25, 1999; at which point none of the Series D Preferred Stock or Series E Preferred Stock had been issued.

                                       B.

                            SERIES D PREFERRED STOCK

     1. CREATION AND DESIGNATION OF SERIES D PREFERRED STOCK. The Corporation is authorized to issue ten million (10,000,000) shares of preferred stock, $.001 par value, of which three hundred seventy-five thousand (375,000) shares are designated as the Series D Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

     2 LIQUIDATION PREFERENCES. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of Series D Preferred Stock will be entitled to receive, before any distribution is made with respect to the Corporation's Common Stock, a preferential payment at a rate per each whole share of Series D Preferred Stock equal to $1.00.

     3. CONVERSION PROVISIONS. Each share of Series D Preferred Stock is convertible into two (2) shares of the Corporation's Common Stock at any time after the date of issuance. Any holder of the Series D Preferred Stock may elect conversion (the "Conversion Right") of any number of the Shares so held by remitting the Certificate evidencing ownership of the Shares together with a

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signed  irrevocable  stock transfer  power,  with signature  guaranteed,  to the
Corporation requesting and specifying the number of Shares that the Holder seeks to convert into the Corporation's Common Stock (the "Conversion Request").

     4. REGISTRATION RIGHTS. If the Corporation at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act"), including under an SB-2 Registration Statement or otherwise, the Corporation will use its best efforts to cause all of the shares of common stock underlying the outstanding shares of Series D Preferred Stock to be registered under the Act (with the securities which the Corporation at the time propose to register), all to the extent requisite to permit the sale or other disposition by the Holder; provided, however, that the Corporation may, as a condition precedent to its effecting such registration, require the Holder to agree with the Corporation and the managing underwriter or underwriters of the offering to be made by the Corporation in connection with such registration that the Holder will not sell any securities of the same class or convertible into the same class as those registered by the Corporation (including any class into which the securities registered by the Corporation are convertible) for such reasonable period after such registration becomes effective as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Corporation's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the Corporation in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accounts, or counsel for the Corporation and or counsel for the Holder and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Corporation. Notwithstanding the foregoing, Holder shall pay all underwriting discounts or commissions with respect to any securities sold by the Holder.

     5 CALL FEATURE. At the option of the Board of Directors, the Corporation may call (buy back) the shares of Series D Preferred Stock in whole or in part, at any time and at the option of the Board of Directors of the Corporation, continuing until all shares have been retired, at a rate of $1.00 per share of Series D Preferred Stock. The Corporation shall provide investors with twenty days' written notice of any call and Investors may convert their Shares prior to the date of the call.

     Appropriate adjustments shall be made in the call feature for stock splits,
reverse  stock  splits,   stock   dividends,   recapitalization,   mergers,   or
reorganization.

     Purchase by the Corporation is subject (i) to the Corporation having legally available funds for such purpose and (ii) such purchase being in full conformity with applicable law. If funds are available for only a partial call, the Corporation will call shares on a pro rata basis. No assurance can be given that the Corporation will have funds available legally to make purchases in full or partial. No assurance can be given that the Board of Directors will elect to call all or a portion of the Series D Preferred Stock in any year.

     6 DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable wholly or partially in securities, the holders of shares of Series D Preferred Stock shall be entitled to a proportionate share of any such

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
distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     7 RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Amendment) provision shall be made so that the holders of shares of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the applicable Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     8 NO IMPAIRMENT. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

     9 NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

          a. No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          b. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D Preferred Stock pursuant to this Section 9, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock.

     10. NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     11. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval on any necessary amendment to these articles.

     12. NOTICES. Any notice required by the provisions of this Section 12 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

     13. STATUS OF CONVERTED STOCK. In the event any shares of Series D Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be returned to authorized but unissued status.

     14. MISCELLANEOUS PROVISIONS. The shares of Series D Preferred Stock have no voting rights and no sinking fund has or will be established to provide for any dividends or distributions or the possible repurchase of the Series D Preferred Stock.

                                       C.

                            SERIES E PREFERRED STOCK

     1. CREATION AND DESIGNATION OF SERIES E PREFERRED STOCK. The Corporation is authorized to issue ten million (10,000,000) shares of preferred stock, $.001 par value, of which one million(1,000,000) shares are designated as the Series E Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

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
     2. LIQUIDATION PREFERENCES. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of Series E Preferred Stock will be entitled to receive, after the preferential payment in full to holders of outstanding shares of Series D Preferred Stock as required by this Section B(2) but before any distribution is made with respect to the Corporation's Common Stock, a preferential payment at a rate per each whole share of Series E Preferred Stock equal to $1.00.

     3. CONVERSION PROVISIONS. Each share of Series E Preferred Stock is convertible into one (1) share of the Corporation's Common Stock at any time after the date of issuance. Any holder of the Series E Preferred Stock may elect conversion (the "Conversion Right") of any number of the Shares so held by remitting the Certificate evidencing ownership of the Shares together with a signed irrevocable stock transfer power, with signature guaranteed, to the Corporation requesting and specifying the number of Shares that the Holder seeks to convert into the Corporation's Common Stock (the "Conversion Request"). The Corporation shall provide investors with twenty days' written notice of any call and Investors may convert their Shares prior to the date of the call.

     4. REGISTRATION RIGHTS. If the Corporation at any time proposes to register any of its securities under the Act, including under an SB-2 Registration Statement or otherwise, the Corporation will use its best efforts to cause all of the shares of common stock underlying the outstanding shares of Series E Preferred Stock to be registered under the Act (with the securities which the Corporation at the time propose to register), all to the extent requisite to permit the sale or other disposition by the Holder; provided, however, that the Corporation may, as a condition precedent to its effecting such registration, require the Holder to agree with the Corporation and the managing underwriter or underwriters of the offering to be made by the Corporation in connection with such registration that the Holder will not sell any securities of the same class or convertible into the same class as those registered by the Corporation (including any class into which the securities registered by the Corporation are convertible) for such reasonable period after such registration becomes effective as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Corporation's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the Corporation in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accounts, or counsel for the Corporation and or counsel for the Holder and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Corporation. Notwithstanding the foregoing, Holder shall pay all underwriting discounts or commissions with respect to any securities sold by the Holder.

     5. CALL FEATURE. At the option of the Board of Directors, the Corporation may call (buy back) the shares of Series E Preferred Stock in whole or in part, at any time and at the option of the Board of Directors of the Corporation, continuing until all shares have been retired, at a rate of $1.00 per share of Series E Preferred Stock. The Corporation shall provide investors with twenty days' written notice of any call and Investors may convert their Shares prior to the date of the call.

     Appropriate adjustments shall be made in the call feature for stock splits,
reverse  stock  splits,   stock   dividends,   recapitalization,   mergers,   or
reorganization.

     Purchase by the Corporation is subject (i) to the Corporation having legally available funds for such purpose and (ii) such purchase being in full conformity with applicable law. If funds are available for only a partial call, the Corporation will call shares on a pro rata basis. No assurance can be given that the Corporation will have funds available legally to make purchases in full or partial. No assurance can be given that the Board of Directors will elect to call all or a portion of the shares in any year.

     6. DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable wholly or partially in securities, the holders of shares of Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     7. RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Amendment) provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the applicable Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     8. NO IMPAIRMENT. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

     9. NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

          a. No fractional shares shall be issued upon the conversion of any share or shares of the Series E Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          b. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series E Preferred Stock pursuant to this Section 9, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series E Preferred Stock.

     10. NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series E Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     11. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval on any necessary amendment to these articles.

     12. NOTICES. Any notice required by the provisions of this Section 12 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

     13. STATUS OF CONVERTED STOCK. In the event any shares of Series E Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be returned to authorized but unissued status.

     14. MISCELLANEOUS PROVISIONS. The shares of Series E Preferred Stock have no voting rights and no sinking fund has or will be established to provide for any dividends or distributions or the possible repurchase of the Series E Preferred Stock.

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
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series D Preferred Stock and Series E Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 25th day of August, 1999.


/s/ John D. McPhilimy
---------------------------------------
John D. McPhilimy, President


/s/ Roy Pringle
---------------------------------------
Roy Pringle, Secretary

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